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GREENMAN
TECHNOLOGIES

                                Press Release

                                FOR IMMEDIATE RELEASE
                                CONTACT:
                                Robert H. Davis, President/CEO at (781) 224-2411 Charles E. Coppa, Chief Financial Officer

  GREENMAN TECHNOLOGIES ACQUIRES SCRAP TIRE RECYCLING ASSETS FROM UNITED WASTE
                        SUBSIDIARY OF REPUBLIC SERVICES

       Acquisition adds $5 million in revenues; Over 4 million tires/year

      LYNNFIELD, MA -- Sept. 8, 1998 -- GreenMan Technologies, Inc. (NASDAQ:
GMTI, GMTW) (BSE: GMY, GMYW) announced today that it has completed the previously announced acquisition of the scrap tire collection and processing assets of United Waste Service, Inc. (United), a wholly owned subsidiary of Republic Services, Inc. (NYSE RSG).

GreenMan paid approximately $4.1 million for the acquired assets in the form of cash and $3.2 million of preferred stock which is not convertible into common stock until February 2001.

Bob Davis, GreenMan's CEO stated, "We are particularly pleased that Republic has given GreenMan an enormous vote of confidence by taking a long term position in our company. This acquisition enhances GreenMan's position in the tire recycling industry by adding $5 million in profitable revenues and over 4 million additional passenger tire equivalents per year. Further, it positions us to achieve our goal of $20 million in annualized revenues through a combination of previously announced acquisitions and internal growth," he said.

The United operations, located in Lawrenceville, GA and Batesburg, SC, will expand GreenMan's presence in the Southeastern U.S. "We will realize very significant cost saving/consolidation benefits in Georgia by integrating United's Lawrenceville operations into our Jackson facility which was recently expanded and has independently experienced year-over-year internal growth exceeding 15%. The South Carolina addition provides an already profitable base from which to further pursue our internal growth goals while also opening new markets for GreenMan," Davis added.

Jim Cosman, President and COO of Republic Services, Inc., said, "We are focused on the basics in our waste collection and disposal business and determined that tire recycling was not part of our business strategy going forward. During United's divestiture proceedings, we talked to many significant tire recycling companies and are convinced that GreenMan is the company with which to align ourselves."

GreenMan Technologies, Inc. addresses the worldwide issue of tire disposal. Over 250 million tires are discarded in the U.S. annually. Through vertically integrated operations, GMTI recycles scrap tires into a wide variety of industrial and consumer products and materials. Operations include tire remediation services, collection and processing into metal-free chips for civil engineering and alternative fuel

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PRESS RELEASE September 8, 1998                                          Page 2.

       GreenMan Technologies acquires scrap tire recycling operations from
                               Republic Services

applications and for use internally for crumb rubber production; production of super-fine crumb rubber powders for use in markets such as modified crumb rubber for asphalt and new tire manufacture. Through its DuraWear subsidiary, the company manufactures and markets wear resistant ceramic, polymer composite and alloy steel products for bulk material handling systems.

"Safe Harbor" Statement: Under the Private Security Litigation Reform Act

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors, outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-QSB for the quarter ended February 28, 1998. The Company disclaims any intent or obligation to update these forward-looking statements.


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